INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. 90177C 101

TWIN VEE POWERCATS CO.

NUMBER

SHARES

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $0.001 EACH OF

TWIN VEE POWERCATS CO., transferable on the books of the corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

JOSEPH C. VISCONTI

PRESTON YARBOROUGH

Countersigned & Registered:

By __________
Authorized Signature - Direct Transfer
Morrisville, NC • (919) 481-4000

SPECIMEN

TWIN VEE POWERCATS CO.
CORPORATE
Seal
DELAWARE